                              AMENDMENT NUMBER ONE
                                       TO
                                   INTRASTATE
                             PIPELINE SYSTEM LEASE


         THIS AMENDMENT NUMBER ONE TO INTRASTATE PIPELINE SYSTEM LEASE (this "Amendment"), is entered into of as 11:59 p.m. Central Standard Time on January 31, 1998 (the "Effective Time"), by MidCon Texas Pipeline, L.P., a Delaware limited partnership ("Lessor"), and MidCon Texas Pipeline Operator, Inc., a Delaware corporation ("Lessee").

         WHEREAS, Lessor and Lessee entered into the Intrastate Pipeline System Lease, dated December 31, 1996 (as heretofore amended, supplemented or otherwise modified prior to the date hereof, the "Original Lease");

         WHEREAS, Lessor is a limited partnership comprised of corporate partners, each of which partner is either directly or indirectly a wholly-owned subsidiary of Occidental Petroleum Corporation, a Delaware corporation ("OPC");

         WHEREAS, Lessee is a wholly-owned subsidiary of MidCon Gas Services Corp., a Delaware corporation ("MidCon Gas"), and MidCon Gas is a wholly-owned subsidiary of MidCon Corp., a Delaware corporation ("MidCon");

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of December 18, 1997 (the "Stock Purchase Agreement"), by and between OPC and KN Energy, Inc., a Kansas corporation (the "Buyer"), OPC and the Buyer have agreed (i) that the Buyer shall buy and that OPC shall sell all of the stock of MidCon such that MidCon will become, on the date hereof, a wholly-owned subsidiary of the Buyer and (ii) that the Original Lease shall be amended as more fully set forth in the Stock Purchase Agreement; and Lessor and Lessee are willing, upon and subject to the terms and conditions hereof, so to amend the Original Lease (as so amended, "Lease");

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree that as of the Effective Time of this Amendment the Original Lease shall be amended as follows:

PARAGRAPH 1.  Purpose

         Section 3 shall be deleted in its entirety and the following shall be substituted therefor:

                 "Section 3. Purpose. Lessee shall use the Leased Property only for the gathering, compression, treatment, receipt, delivery, processing,

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
transportation and exchange of natural gas and its constituents, liquefiable hydrocarbons and liquid hydrocarbons; provided in each case that Lessee warrants that (i) Lessee shall be in compliance with all present and future laws, acts, rules, requirements, orders, ordinances and regulations of any Governmental Authorities which are applicable to the Pipeline System ("Applicable Laws") and prudent industry practice applicable to the Pipeline System and in compliance with the terms of the instruments (including, without limitation, easements, rights-of-way and permits) to which the Leased Property is subject and (ii) Lessee will not subject Lessor to any further regulation or consent, unless such further regulation or consent is caused by a change in Applicable Laws. Except to the extent currently subject thereto, as of the date hereof and notwithstanding anything herein to the contrary, Lessee shall do nothing to subject the Leased Property to regulation by the Federal Energy Regulatory Commission to any extent greater than the Leased Property is currently regulated without the prior written consent of Lessor (which consent can be withheld in its sole discretion, except no consent is required if such additional regulation is caused by a change in Applicable Laws). Lessee shall not use, occupy, or permit to be used or occupied, the Leased Property for any purpose that is illegal, that would make void or voidable any insurance relating to the Leased Property, or that would constitute a public or private nuisance."





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
PARAGRAPH 2.  Payment of Rent

         The last sentence of Section 4(a) shall be deleted in its entirety and the following shall be substituted therefor:

                 "Such rent shall be payable on the first business day of each month, in advance, throughout the remainder of the Term by wire transfer of immediately available funds to a bank account of Lessor (designated from time to time in writing to Lessee not later than three business days prior to the date of payment)."

PARAGRAPH 3.  Abandonment of Portions of the Leased Property

         Section 7(e) shall be deleted in its entirety and the following shall be substituted therefor:

         "(e)    Notwithstanding any provision in this Lease to the contrary,
Lessee shall be permitted to abandon any part of the Leased Property or dispose of any portion of the Leased Property that, in each case (i) has a fair market value of less than $100,000 with respect to such abandoned or disposed Leased Property and is not necessary to operate and maintain the Pipeline System in a safe and reliable manner as then being operated by Lessee with no reduction in





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
throughput capability and in compliance in all respects with Applicable Laws, or (ii) has a fair market value of less than $500,000 with respect to such abandoned and disposed Leased Property if such portion has either been damaged or condemned and is not necessary to operate and maintain the Pipeline System in a safe and reliable manner as then being operated by Lessee with no reduction in throughput capability and in compliance in all respects with Applicable Laws, or (iii) connects to a well that is no longer capable of producing in paying quantities. Lessee shall be entitled to retain the proceeds, if any, received with respect to property abandoned or otherwise disposed of pursuant to the authorization provided in the preceding sentence. Lessee shall also be permitted to abandon any portion of the Leased Property upon obtaining the prior written consent of Lessor (which consent shall not be unreasonably withheld). Lessee shall be responsible for, and pay all costs and expenses of abandoning or otherwise disposing of any portion of the Leased Premises in accordance with this Section. Lessee shall provide an annual report in writing to Lessor describing all portions of the Leased Properties which have been abandoned or disposed of by Lessee."





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
PARAGRAPH 4.  Indemnification

         Section 10(c) shall be deleted in its entirety and Sections 10(c) through 10(g) as follows shall be substituted therefor:

         "(c)    Notwithstanding anything in this Lease to the contrary,
including, but not limited to, this Section 10, Lessor shall indemnify and save Lessee and its partners, directors, officers, shareholders, employees, agents, successors, and assigns (collectively, the "Lessee Indemnified Parties") harmless from any and all liability, cost, expense, claim, loss or damage ("Loss") by reason of, resulting from or relating to any action taken by Lessor's employees or representatives while physically present on the Leased Property after the Effective Time of this Amendment which action constitutes gross negligence or willful misconduct."

         "(d)    Except as provided in Section 10(b) and upon payment of all amounts due by Lessee to a Lessor Indemnified Party, Lessee, without further act, shall be subrogated to any and all claims or rights held by such Lessor Indemnified Party to recover from a third party (which is not any of the Lessor Indemnified Parties or any Person controlling, controlled by or under common control with any of the Lessor Indemnified Parties) for the amounts paid by Lessee to such Lessor Indemnified Party. Such Lessor Indemnified Party shall





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
cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee to pursue such claims (to the extent such claim is not in excess of the amount Lessee has paid to such Lessor Indemnified Party in respect of such amount), at Lessee's expense."

         "(e)    With respect to any amount that Lessee is requested by a
Lessor Indemnified Party to pay by reason of this Section 10, such Lessor Indemnified Party shall, if so requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request properly to substantiate the requested payment. In the case of any Loss indemnified by Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to Section 9 of the Lease, each Lessor Indemnified Party agrees to use reasonable efforts to cooperate, at Lessee's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Loss as may be reasonably required to retain the benefits of such insurance with respect to such Loss by providing reasonably requested information (provided that the recipient of such information has agreed in writing to hold all such information confidential under such recipient's established procedures for the safeguarding of confidential information)."





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
         "(f)    In case any action, suit or proceeding ("Proceeding") shall be commenced or any written threat or assertion of a claim is received that could give rise to a Loss indemnified against under this Section 10, the affected Lessor Indemnified Party or Lessee Indemnified Party, as the case may be (the "Indemnified Party"), shall notify the Party which is to provide the indemnity (the "Indemnitor") (but the failure to do so shall not relieve the Indemnitor of its obligation to indemnify the Indemnified Party; provided, however, that nothing herein shall affect the Indemnitor's right to bring a separate action for damages to the extent that the Indemnitor is materially prejudiced as a result of such failure), and the Indemnitor shall be entitled, at its expense, acting through counsel selected by Indemnitor and reasonably acceptable to the Indemnified Party, to participate in, and, to the extent that Indemnitor desires, to assume and control the defense of such Proceeding, provided, however, that the Indemnitor shall not be entitled to assume and control the defense of any Proceeding unless the Indemnitor has acknowledged in writing to the Indemnified Party its obligation to indemnify the Indemnified Party for any Loss resulting from a settlement of or adverse determination of such Proceeding; and provided further, however, that the Indemnitor shall not be entitled to assume and control the defense of any such Proceeding in any one of the following circumstances: (i) in the case where Lessee is the Indemnitor, if an Event of Default has occurred and is continuing, (ii) if the Indemnified Party notifies the Indemnitor that it has determined, on advice of counsel, that defense of such Proceeding by the





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
Indemnitor would involve a conflict of interest between the Indemnitor and the Indemnified Party, (iii) if such Proceeding involves a material risk of the sale, forfeiture or loss of the Leased Property or any substantial part thereof or substantial interest therein, (iv) if such Proceeding entails any risk of criminal liability of the Indemnified Party or (v) if there is a reasonable likelihood that such Proceeding will be adversely determined and the Indemnitor has not demonstrated to the reasonable satisfaction of the Indemnified Party its ability to pay any Loss arising as a result thereof (taking into consideration any applicable insurance coverage). In the event that the Indemnitor shall have assumed control of the defense of any Proceeding as provided above, the Indemnified Party shall cooperate with the Indemnitor in such defense and shall be entitled, at its expense, acting through counsel reasonably acceptable to Indemnitor, to participate in any such Proceeding. In any event, the Indemnitor shall not have any right to settle any such Proceeding or other claim in any manner or on any basis that involves the imposition of any liability or obligation on any Indemnified Party (other than a monetary liability that is fully discharged by the Indemnitor) without the prior written consent of such Indemnified Party. Nothing contained in this
Section 10 shall be deemed to require an Indemnified Party to contest any Loss or to assume responsibility for, or control of, any Proceeding with respect thereto. Each Indemnified Party shall, at the expense of the Indemnitor, use its good faith efforts to supply the Indemnitor with such information and documents reasonably requested by the Indemnitor as are necessary or advisable for the

Indemnitor to participate in or defend any Proceeding or to respond to any other claim to the extent permitted by this Section 10. If any Indemnified Party enters into any settlement or other compromise with respect to any Loss without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed, and shall not be required in the case of Lessee as the Indemnitor if an Event of Default has occurred and is continuing at the time of such settlement or compromise), or does not permit the Indemnitor to participate in or defend a Proceeding or other claim that the Indemnitor is entitled to participate in or defend hereunder, then the Indemnified Party shall be deemed to have waived its right to be indemnified under this Section 10 with respect thereto."

         "(g)    So long as no Event of Default has occurred and is continuing in the case of Lessee as the Indemnitor, if an Indemnified Party obtains a refund of all or any part of any Loss paid, reimbursed or otherwise indemnified by Indemnitor hereunder, such Indemnified Party shall pay to the Indemnitor the amount so refunded, including any interest thereon actually received from the party from whom such refund was obtained, net of any taxes payable by (except to the extent such tax is off-set by reason of the re-payment to the Indemnitor contemplated by this Section 10(g)) such Indemnified Party in respect of the receipt or accrual of such refund or interest (but not an amount in excess of the





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
amount the Indemnitor has paid to such Indemnified Party in respect of such
Loss). If an Event of Default has occurred and is continuing in the case of Lessee as the Indemnitor, any such amount so refunded shall be (i) held by such Indemnified Party as security for the obligations of Lessee under this Lease,
(ii) at the option of Lessor, may be applied against Lessee's obligations under this Lease, and (iii) at such time thereafter as no Event of Default shall be continuing, shall be promptly paid to the extent not theretofore applied against such obligations."

PARAGRAPH 5.  Alterations and Additions

         Section 14(c) shall be deleted in its entirety and the following shall be substituted therefor:

         "(c) Title to all Additional Property and Alterations shall be and remain in Lessee during the Term of this Lease. Lessee shall not permit, without Lessor's written consent, title to any Additional Property to be taken or held by any other Person (including, without limitation, Lessee's affiliates) without the prior written consent of Lessor (which can be withheld in its sole discretion). Upon expiration or termination of this Lease, (i) title to all Essential Additional





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
Property and to all Alterations shall automatically vest in Lessor, free and clear of all claims and encumbrances, and Lessee shall have no further claim thereto (and Lessee hereby grants, conveys and assigns any and all such Essential Additional Property and any and all such Alterations to Lessor, effective as of the expiration or termination of this Lease) and (ii) Lessee shall continue to have title to any and all Additional Property which is not Essential Additional Property. Notwithstanding the foregoing, to the extent that any such Alterations are separate in title from the Leased Property, they shall continue to have the character of real property, and in no event shall Lessee's ownership thereof and its leasehold estate in the Leased Property be separately conveyed.

         "Essential Additional Property" shall mean Additional Property which is necessary to operate and maintain the Pipeline System in a safe and reliable manner as then being operated by Lessee with no reduction in throughput capability and in compliance in all respects with Applicable Laws."

         Section 15(a)(i) shall be modified to substitute "Essential Additional Property" for "Additional Property" wherever it appears.

         Section 15(c) shall be modified by the deletion of the first sentence thereof in its entirety and the following shall be substituted therefor:





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
                 "Notwithstanding anything herein to the contrary, upon expiration of the Term of this Lease, provided there is no Default or Event of Default, Lessee shall be entitled to remove from the Leased Property any of the Additional Property and any other property of Lessee (which is not Leased Property), that does not constitute an Essential Additional Property or an Alteration."

PARAGRAPH 6.  Assignment and Sublease

         Section 16 "Assignment and Sublease" shall be deleted in its entirety and the following shall be substituted therefor:

         "Section 16.  Assignment and Sublease

         "(a)    Except as set forth in Sections 16(d) and 16(e) hereof,
without the prior written consent of Lessor, which consent can be withheld in Lessor's sole discretion, Lessee shall not transfer or assign this Lease or sublease the Leased Property or, subject to Sections 7(e) and 19(c), any part thereof (whether by operation of law or otherwise) or grant any concession or license within the





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
Leased Property, and any attempt to do any of the foregoing without Lessor's consent shall be void."

         "(b)    Notwithstanding any consent by Lessor under Sections 16(a) and
16(e), the undersigned Lessee will remain jointly and severally liable (along with each assignee or subtenant approved pursuant to Sections 16(a) and 16(e), who shall automatically become liable for all obligations of Lessee hereunder), and Lessor shall be permitted to enforce the provisions of this instrument directly against the undersigned Lessee and/or any such approved assignee or sublessee without proceeding in any way against any other entity."

         "(c)    Any consent by Lessor to a particular assignment, sublease or other event specified in Sections 16(a) and 16(e) hereof shall not constitute Lessor's consent to any other or subsequent assignment, sublease or other event specified in Sections 16(a) and 16(e) hereof."

         "(d)    So long as no Default or Event of Default has occurred and is continuing, Lessee and any Permitted Assignee (each, acting in the capacity of an assignor of rights under this Section 16(d), an "Assignor") may at any time and from time to time during the Term assign, at Lessee's expense, to any Permitted Assignee all (but not less than all) of such Assignor's rights and obligations under this Lease. Upon such execution, delivery to Lessor, and, if necessary, recording of an Acceptable Assignment and Assumption Agreement (as defined below) from and after the effective date determined pursuant to such Acceptable Assignment and Assumption Agreement, (i) the assignee thereunder shall be a party hereto and shall have the rights and obligations of Lessee hereunder and the term "Lessee" shall mean such successor Permitted Assignee,
(ii) such Assignor shall be released from its obligations under this Lease, including its obligations for the payment of rent, and shall cease to be a party hereto and (iii) in the case of the first such assignment hereunder, the Buyer will be released from its obligations under the Buyer's Guaranty, as amended, supplemented or otherwise modified from time to time, including its obligations for the payment of rent and, in the case of any other assignment hereunder, any guarantor of the relevant Assignor shall be released from its obligations under its guaranty of this Lease, including its obligations for the payment of rent."

         "Acceptable Assignment and Assumption Agreement" shall mean an assignment and assumption agreement which meets all of the following criteria
(i) is in form and substance reasonably satisfactory to Lessor; (ii) assigns such Assignor's interest and pursuant to which such Permitted Assignee assumes all of such Assignor's obligations hereunder (including the obligations to pay all rent when due hereunder and all rent owing by the Assignor or any previous Assignor to Lessor); and (iii) either (A) contains covenants similar in form and





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
substance to the Buyer's Pipeline Covenants or (B) is supported by an absolute and unconditional guaranty (from a guarantor of such Permitted Assignee as contemplated in the definition of "Permitted Assignee") in form and substance reasonably satisfactory to Lessor, and which contains covenants similar in form and substance to the Buyer's Pipeline Covenants as defined below (it being understood and agreed that after an assignment pursuant to this Section 16(d) from Lessee to a Person unaffiliated with Lessee and the Buyer, any covenants required in successive Acceptable Assignment and Assumption Agreements or guarantees in support thereof pursuant to clause (d)(iii) above shall be covenants that are similar in form and substance to the Buyer's Pipeline Covenants).

         "Buyer Guarantor" shall mean the Buyer, or its permitted successor or assigns.

         "Buyer's Guaranty" shall mean the Guaranty and Agreement for the benefit of Lessor executed by the Buyer on the date hereof all in the form of Exhibit B hereto.

         "Buyer Pipeline Covenants" shall mean the covenants in Section 10 in the Buyer's Guaranty and the covenants incorporated by reference in Section 11 of the Buyer's Guaranty as applicable from time to time.





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
         "Permitted Assignee" means either:

                 (a) any Person fifty percent (50%) or more of whose voting securities are owned, directly or indirectly, by Lessee or the Buyer or

                 (b) any Person

                           (1) which is not an affiliate of Lessee or the
                               Buyer,

                           (2) which either

                                  (A) has a tangible net worth of not less than
$100,000,000, or

                                  (B) is not a Person meeting the criteria set
forth in clause (b)(2)(A) of this definition but which provides an absolute and unconditional guaranty of its obligations under the Lease (including covenants that are similar in form and substance to the Buyer's Pipeline covenants defined above) from a Person meeting the criteria set forth in clause (b)(2)(A) of this definition and





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
                               (3)(A) whose long-term senior unsecured
indebtedness is rated not less than Baa2 (or its equivalent) by at least two Rating Agencies,

                                  (B) which is not a Person meeting the
criteria set forth in clause (b)(3)(A) of this definition but which provides an absolute and unconditional guaranty of its obligations (including covenants that are similar in form and substance to the Buyer's Pipeline covenants defined above) under the Lease from a Person meeting the criteria set forth in clause (b)(3)(A) of this definition, or

                                  (C) which satisfies the minimum financial
criteria then in effect to obtain the rating referred to in clause (b)(3)(A) of this definition, in the reasonable opinion of Lessor."

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Rating Agencies" means any of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co.

         "(e)    Subleasing.  So long as no Default or Event of Default has occurred and is continuing, Lessee may, with the prior written consent of Lessor, (which consent will not be unreasonably withheld) sublease the Leased Property, or any portion thereof which can be operated independently of the remainder of the Pipeline System and the remainder of the Pipeline System can be operated in a safe and reliable manner in compliance in all respects with Applicable Laws, to any Person for a period not extending beyond the Term; provided, that in the case of any such sublease (A) the subleasing of the Leased Property or any portion thereof, to such sublessee shall not result in a violation of Applicable Laws on the part of Lessor, (B) the rights of the sublessee thereunder are made expressly subject and subordinate to all the terms of this Lease and terminate upon the termination of this Lease, (C) such transfer of possession does not operate to relieve Lessee of any of its obligations hereunder, and (D) prior to entering into such sublease, if the sublessee thereunder is responsible for providing insurance for the Leased Property, or a portion thereof, as the case may be, Lessee has furnished to Lessor a certificate of an independent insurance broker with respect to any policies of insurance required by Section 9 to be in effect upon commencement of such sublease. In the case of any such sublease, Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease as if such transfer had not occurred and all the terms and conditions of this Lease shall remain in full force and effect. Lessee will promptly notify Lessor of its entry into any sublease and will provide Lessor the name of the sublessee and a list of the property subleased with the location at which they will be located and will provide Lessor promptly upon request copies of any such sublease.

         "(f)    Lessor shall have the right to transfer or assign, in whole or in part, by operation of law, or otherwise, its rights and obligations hereunder without any liability to Lessee and Lessee shall attorn to any party to which Lessor transfers the Leased Property; provided, however, that upon any such assignment, the assignee shall assume all obligations of Lessor hereunder with respect to such rights assigned, such assignment shall be permitted by Applicable Laws and such assignment shall not in any way impair the Lessee's right or ability to lease and operate the Leased Properties or to otherwise utilize the Leased Properties in the manner permitted by this Lease"; provided however, that (a) Lessor shall provide Lessee written notification of Lessor's intent to assign or transfer the Lease not less than thirty (30) days in advance of the execution by Lessor of any binding commitment to assign or transfer this Lease and (b) if Lessor proposes to transfer or assign its rights and obligations under this Lease in accordance with this Section 16(f) at any time on or before January 31, 2008 and the Person to whom the assignment or transfer shall be made is the owner or operator of, or a Person controlling an owner or operator of, a natural gas pipeline system delivering more than 250 million cubic feet per day (based on an annual average) of natural gas to the area in the vicinity of the

City of Houston, Lessor shall obtain the written consent of Lessee, which consent shall not be unreasonably withheld or delayed."

PARAGRAPH 7.  Lessee's Default

         Section 17 shall be deleted in its entirety and the following substituted therefor:

         Section 17. Lessee's Default. Lessor shall have the right to terminate this Lease or to terminate Lessee's right of possession without terminating this Lease in the event that any of the following events or conditions occur or exist (each an "Event of Default" and any event or condition that, upon notice, lapse of time or both would constitute an Event of Default being referred to as a "Default"):

         (a) any rent payable in accordance with this Lease is not paid within ten (10) days after the due date thereof;

         (b) Lessee fails to correct or cure a breach of any covenant or agreement of Lessee contained in this Lease, except with respect to nonpayment of rent, within thirty (30) days after Lessor has notified Lessee in writing of any such breach thereof; provided, however, that, to the extent Lessee has commenced diligent and reasonable efforts to effect a cure of such breach during such thirty day period, such thirty day period shall be extended for so long as Lessee continues to pursue such cure with reasonable and diligent efforts so long as such extension would not cause or result in a material adverse effect or consequence to any portion of the Leased Property;

         "(c)    Lessee vacates or abandons any portion of the Leased Property
(unless permitted pursuant to Section 7(e) hereof);

         "(d)    If the Guaranty and Agreement dated December 31, 1996 for the benefit of Lessor (the "MidCon Guaranty") issued by MidCon Corp. ("MidCon Guarantor") is still in effect and the MidCon Guarantor fails to correct or cure a breach of any covenant or agreement of MidCon Guarantor contained in the MidCon Guaranty, within thirty (30) days after Lessor has notified MidCon Guarantor in writing of any such breach thereof; provided, however, that, to the extent MidCon Guarantor has commenced diligent and reasonable efforts to effect a cure of such breach of any covenant or agreement of MidCon Guarantor, other than a breach of any of the covenants in Sections 10 and 11 of the MidCon Guaranty, during such thirty day period, such thirty day period shall be extended for so long as MidCon Guarantor continues to pursue such cure with reasonable and diligent efforts so long as such extension would not cause or result in a material adverse effect or consequence to any portion of the Leased Property;

and provided, further, however, there shall be (i) no Event of Default with respect to nonpayment of the sum of the Agreed Amount (as defined therein) and Base Amount (as defined therein) and (ii) no Event of Default under Section
11.8 of the MidCon Guaranty, as long as MidCon Guarantor's Consolidated Adjusted Tangible Net Worth (as defined in the MidCon Guaranty) exceeds the sum of (a) $1.5 billion and (b) 25% of MidCon Guarantor's cumulative consolidated after tax net income subsequent to December 31, 1996.

         "(e)    If the Buyer's Guaranty shall be in effect and the Buyer
Guarantor fails to correct or cure a breach of any covenant or agreement of the Buyer Guarantor contained in the Buyer's Guaranty except with respect to non-payment of the sum of the Agreed Amount (as defined therein) and the Base Amount (as defined therein) within thirty (30) days after Lessor has notified the Buyer Guarantor in writing of any such breach thereof; provided, however, that, to the extent Buyer Guarantor has commenced diligent and reasonable efforts to effect a cure of such breach of any covenant or agreement of Buyer Guarantor, other than a breach of any of the Buyer Pipeline Covenants, during such thirty day period, such thirty day period shall be extended for so long as Lessee continues to pursue such cure with reasonable and diligent efforts, so long as such extension would not cause or result in a material adverse effect or consequence to any portion of the Leased Property. For purposes of this
Section 17, (i) "Guarantor" shall mean the "MidCon Guarantor" until the Buyer

Guaranty becomes effective and the MidCon Guaranty is released pursuant to
Section 34 and thereafter the Buyer Guarantor, and (ii) "Guaranty" shall mean the MidCon Guaranty until the Buyer's Guaranty becomes effective and the MidCon Guaranty is released pursuant to Section 34 and thereafter the Buyer's Guaranty.

         "(f)    any representation or warranty made by Lessee herein, or made by any Guarantor, in the respective Guaranty or in any certificate or statement delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect on the date as of which made or deemed made;

         "(g)    (i) a default (as principal or guarantor) by either Lessee or any Guarantor in payment when due of any principal or interest under any instrument evidencing indebtedness for borrowed money or of any rental on any lease or a revolving credit agreement (in each case, whether now existing or hereafter created), or (ii) the occurrence of an event of default (with respect to Lessee or any Guarantor) as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of, or guaranteed by, Lessee or any Guarantor (whether such indebtedness now exists or is hereafter created) and the occurrence of such event of default causes such indebtedness to become due and payable prior to its stated maturity or due date and has not been duly waived in writing; provided, however, that no default under this subsection (g) shall be deemed to exist as a result of a default or event of default (as described in clause (i) or clause (ii) above) in respect of any such indebtedness if the principal of and interest on such indebtedness, when added to the principal of and interest on all other such indebtedness then in default or the subject of such an event of default (exclusive of indebtedness under subsection (a) above), does not exceed $75,000,000;

         "(h)    a decree, judgment or order by a court of competent
jurisdiction is entered adjudging Lessee, any Material Entity (as hereinafter defined) or any Guarantor as bankrupt or insolvent, or ordering relief against Lessee, any Material Entity or any Guarantor in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of Lessee, any Material Entity or any Guarantor under any bankruptcy or similar law; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of Lessee, any Material Entity or any Guarantor or of the property of Lessee, any Material Entity or any Guarantor, or for the winding up or liquidation of the affairs of any of them is entered;

         "(i)    any of Lessee, any Material Entity, or any Guarantor (i)
institutes voluntary bankruptcy proceedings, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or consents to the filing of any such petition, (ii) consents to the appointment of a custodian, receiver, liquidator, trustee, sequestrator, assignee or similar official in bankruptcy or insolvency of it or any of its assets or property, (iii) makes a general assignment for the benefit of creditors, (iv) admits in writing its inability to pay its debts generally as they become due, (v) within the meaning of Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors, becomes insolvent,
(vi) fails generally to pay its debts as they become due, or (vii) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

         "(j)    one or more judgments or decrees in an aggregate amount of
$60,000,000 or more is entered by a court or courts of competent jurisdiction against Lessee or any Guarantor (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees is not stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings are commenced by any creditor on any such judgments or decrees;

"The term "Material Entity" shall mean (i) Buyer Guarantor, or (ii) any of its Subsidiaries which Subsidiaries own directly or indirectly, in the aggregate, 10% or more of consolidated total assets as set forth on the Buyer Guarantor's audited consolidated financial statements as of the end of the most recently completed fiscal year of the Buyer Guarantor."

PARAGRAPH 8.  Notice

         In Section 25, substitute the following for the address of Lessee:

                 If to Guarantor, as follows:

                          KN Energy, Inc.
                          370 Van Gordon
                          P.O. Box 281304
                          Lakewood, Colorado 80228-8304

                          Telephone:  (303) 989-1740
                          Fax:  (303) 763-3115
                          Attn:  Vice President and Treasurer

PARAGRAPH 9.  Guaranty

         A new Section 34 shall be added to the Original Lease as follows:

         "Section 34. Guaranty. MidCon provided the MidCon Guaranty with regard to Lessee's performance of the Original Lease. The MidCon Guaranty shall be in full force and effect upon the execution of this Amendment. However, the Buyer has executed and delivered to Lessor the Buyer's Guaranty. The Buyer's Guaranty shall become effective at such time as either (i) the Buyer's Maximum Leveraged Percentage (as defined in Section 5.07 of the Buyer Guarantor's Credit Agreement) applicable pursuant to Section 11(b)(i) of the Buyer's Guaranty is reduced to sixty-seven percent (67%) in accordance with that Section or (ii) the Lessor shall, at its option, elect by written notice to Guarantor to make this Guaranty effective. In either case, Lessor agrees to release the MidCon Guaranty.

PARAGRAPH 10.  Options to Purchase and Purchase Upon Event of Loss

         A new Section 35 shall be added to the Original Lease as follows:

         Section 35.  Options to Purchase and Event of Loss

         In consideration of the Buyer Guarantor acquiring all the capital stock of MidCon from OPC and providing the Buyer's Guaranty to Lessor, Lessor hereby grants Lessee the option to purchase the Leased Property as set forth in
this Section 35.    Each option to purchase the Leased Property and the
procedure for purchase upon an Event of Loss set forth in Section 35(b) shall be subject to the condition that no Default or Event of Default shall have occurred and be continuing either at the date that notice of such election, or Notice of Event of Loss, is given by Lessee or at the date that Lessee would purchase the Leased Property.

         (a) Option to Purchase at End of Term. Lessee is hereby granted the option to purchase all (but no less than all) of the Leased Property upon the expiration of the Term, as defined in Section 2, at a price equal to the Fair Market Value of the Leased Property, as defined in Section 35(d). In order to exercise this Option to Purchase, Lessee must give Lessor written notice of its intent to exercise its option to purchase no later than fifteen (15) months before the expiration of the Term.

         (b) Purchase Upon Event of Loss.

         Upon the occurrence of an Event of Loss with respect to the Leased Property, Lessee shall promptly (and in any event within the earlier of thirty
(30) days after the occurrence of such Event of Loss and five days after a responsible officer of Lessee obtains knowledge thereof) notify Lessor of such Event of Loss. If the Option Price (as defined below) has been determined as of such dates, on (i) the earlier of (A) the Determination Date next following the date of receipt by Lessee of insurance proceeds in respect of such Event of Loss or (B) the latest Determination Date that occurs on or before the date one hundred eighty (180) days following the occurrence of such Event of Loss (or, in each case under clause (A) and (B) above, such later Determination Date immediately succeeding the date on which the Option Price is determined) or
(ii) in the event of condemnation, the next Determination Date following the final condemnation award, Lessee shall pay to Lessor an amount equal to the Option Price of the Leased Property, computed as of such Determination Date, plus any rent payable on such date (it being understood and agreed that Lessee shall continue to be obligated to pay all rent due on or prior to the Determination Date on which such Option Price is due (notwithstanding the occurrence of such Event of Loss)). Notwithstanding Sections 11 and 12, Lessee shall not be obligated to replace the Leased Property upon the occurrence of an Event of Loss. Upon payment by Lessee of the Option Price for the Leased Property following an Event of Loss, together with all rent then due hereunder (including, without limitation, all rent due on any date occurring on or prior to the Determination Date on which such Option Price payment is due), (i) all obligations of Lessee hereunder to pay rent in respect of the Leased Property, and the Term, shall terminate and (ii) Lessor shall transfer to, or at the direction of, Lessee, if applicable, the proceeds received by Lessor in the event of condemnation from the relevant government authority as a result of the condemnation as well as the remainder of the Leased Property. LESSEE'S INDEMNIFICATION OBLIGATION AS DESCRIBED IN SECTION 10(A) SHALL BE IN FULL FORCE AND EFFECT IF AN EVENT OF LOSS OCCURS.

         "Determination Date" means the first day of each month during the Term that is not a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close in New York City.

         "Event of Loss", with respect to the Leased Property, means any of the following events: (i) the loss of all or Substantially All of the Leased Property or of the use thereof, due to the destruction of the Leased Property through fire or other casualty; (ii) damage to the Leased Property which renders all or Substantially All (as defined below) of the Leased Property permanently unfit for normal use for any reason whatsoever; (iii) any event that results in a total loss or constructive total loss of all or Substantially All of the Leased Property or an insurance settlement with respect to the Leased Property on the basis of such a total loss; (iv) the condemnation, confiscation or seizure of all or Substantially All of the Leased Property by any governmental authority or purported governmental authority; or (v) the requisition of use by any governmental authority or purported governmental authority which shall have resulted in the loss of possession of all or Substantially All of the Leased Property by Lessee and such loss of possession which shall have continued beyond the earlier of the balance of the Term and
one hundred eighty (180) consecutive days, unless waived by Lessor.   In
determining if "Substantially All" of the Leased Property is impacted as noted above, the impacted Leased Property must have a depreciated value on Lessor's books for financial accounting purposes of eighty percent (80%) or more of the depreciated value of the entire Leased Property on Lessor's books for financial accounting purposes.

         "Option Price", shall mean, with respect to the Leased Property, an amount that, as of a given date, is equal to the higher of (i) the aggregate of the nondiscounted value of all the rentals to be paid to Lessor pursuant to
Section 4 of the Lease during the remainder of the Term following such date or
(ii) the Fair Market Value of the Leased Property (before any Event of Loss, if applicable) determined, as of such date, as provided in Section 35(d).

         (c) Early Buyout Option. On and after February 1, 2008, Lessee may purchase all (but not less than all) of the Leased Property on the purchase date specified by Lessee for a price equal to the Option Price as of such date. Upon payment by Lessee of the Option Price for the Leased Property pursuant to this Section 35(c), together with all rent for the Leased Property then due hereunder, all obligations of Lessee hereunder to pay rent for the Leased Property, and the Term, shall terminate.

         Not earlier than twenty-four (24) months and not later than fifteen
(15) months prior to the date specified for the purchase of the Leased
Property,

Lessee shall give Lessor notice (the "Fifteen Month Notice") of its election to exercise the Early Buyout Purchase Option and the Business Day on which Lessee intends to complete the purchase.

         (d) In the event of the exercise of any of the options to purchase or the purchase upon an Event of Loss in this Section 35, the following terms and conditions shall apply:

                 (i) the "Fair Market Value" of the Leased Property shall be determined by agreement between Lessor and Lessee or, if Lessor and Lessee are unable to agree on a Fair Market Value by one hundred and eighty (180) days either before the end of the Term or before the earlier date Lessee intends to make the purchase under Sections 35(b) or 35(c), the Fair Market Value of the Leased Property shall be determined by a team of three appointed appraisers each having appropriate industry experience to make such valuation, with one appraiser to be selected by Lessor, one appraiser to be selected by Lessee, and the third appraiser to be selected by the first two appraisers. The determination of Fair Market Value shall be the value agreed upon by at least two of the appraisers and, if no such agreement is reached, then the average of the two highest values determined by the appraisers.

                 (ii) LESSEE SHALL ACCEPT THE LEASED PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, BY LESSOR AS TO THE TITLE TO THE LEASED PROPERTY, THE NATURE, CONDITION (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION) OR USABILITY THEREOF. LESSEE HEREBY RELEASES AND WAIVES ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, DAMAGES COSTS, OR EXPENSES OF ANY KIND OR NATURE (INCLUDING ATTORNEYS' FEES AND COURT COSTS), INCLUDING DAMAGES FOR PERSONAL INJURY OR DEATH OR PROPERTY LOSS (COLLECTIVELY, "LOSSES"), ARISING OUT OF OR RELATED TO THE FOREGOING, EVEN IF SUCH LOSSES ARISE OUT OF OR ARE RELATED TO (OR ALLEGEDLY ARISE OUT OF OR ARE RELATED TO ) THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF LESSOR OR ANY LESSOR INDEMNIFIED PARTY.

         Lessor shall transfer title in and to all of the Leased Property to or at the direction of Lessee, and shall furnish to or at the direction of Lessee, at the expense of Lessee, one or more bills of sale and deeds, in form and substance reasonably satisfactory to Lessee, evidencing such transfer all in accordance with the foregoing paragraph.

                 (iii) Lessee agrees to obtain all consents and approvals for the transfer of the Leased Property and to pay all transfer taxes or other assessments for the transfer of the Leased Property and all costs arising from the transfer.

PARAGRAPH 11.  Lessor's Covenants, Representation and Warranties

         Section 36 shall be added to the Original Lease as follows:

         "Section 36.      Lessor's Covenants, Representations and Warranties.

         "(a)    Representations and Warranties of Lessor.  Lessor represents and warrants to Lessee that:

                 (i) Lessor is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                 (ii) Lessor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Lease, and has taken all necessary action to authorize its execution, delivery and performance of this Lease; and

                 (iii) This Lease constitutes a legal, valid and binding obligation of Lessor enforceable in accordance with its terms, except as may be affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles, including the implied covenant of good faith and fair dealing."

         "(b)    Covenants of Lessor.  Lessor covenants and agrees with Lessee as follows:

                 (i) Lessor Liens. Lessor warrants, agrees and covenants that it will not, directly or indirectly, create, incur, assume or suffer to exist, and, at its expense (without any right of indemnity under this Lease), shall promptly take such action as may be necessary duly to discharge a lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude or security interest of any kind (collectively, "Lien") against any portion of the Leased Property (i) in favor of any taxing authority by reason of the nonpayment by Lessor (or any affiliate thereof) of any tax or assessment (other than Taxes relating to the Leased Property for which Lessee is responsible hereunder and other than taxes being diligently contested by appropriate proceedings) imposed on Lessor or (ii) that results from any act of, or failure to act by, or in connection with claims against, Lessor (or any affiliate thereof from and after the Effective Date), unrelated to its ownership of, or interest in, such portion of the Leased Property or the transactions contemplated by this Lease (other than Liens arising in the ordinary course of Lessor's business which are diligently being contested by Lessor and which will not subject the Leased Property to forfeiture). In any event, Lessee's obligation under this Lease to take action to remove or satisfy Non-Permitted Liens pursuant to Section 13(a) shall remain in full force and effect."

                 "(ii)     Quiet Enjoyment.  Subject to Lessor's rights to
terminate this Lease, or take possession of the Leased Property under Section 17, and subject to all other rights of Lessor described in the Lease, including, but not limited to, Sections 1, 3, 4, 5, 8, 10, 14, 18, 19, 20, 24 and 26, Lessor warrants, agrees and covenants that, unless a Default or an Event of Default shall have occurred and be continuing, Lessor, any Person acting by, through or under Lessor or deriving its rights from Lessor, and any successor or assign of Lessor or any such Person, shall, during the Term take no action inconsistent with the right of Lessee, its successor and permitted assigns to peaceably and quietly have, hold, use and enjoy possession of the Leased Property or any portion thereof as provided herein. Nothing in this Section shall negate or limit the rights granted to Lessor, or the obligations of Lessee, under this Lease as amended under Section 28."

PARAGRAPH 12.

         Except as specifically modified by this Amendment, the other terms and conditions of the Original Lease as modified or waived only by agreements in writing signed by both Lessor and Lessee shall remain in full force and effect as provided in Section 28.


         WITNESS THE EXECUTION HEREOF, as of the date first set forth hereinabove.
                               LESSOR

                               MIDCON TEXAS PIPELINE, L.P.

                               BY ITS GENERAL PARTNER
                               MIDCON GAS PARTNERS, INC.

                               By:
                                   -----------------------------
                               Name:  David C. Yen
                               Title: Vice President & Treasurer

                               LESSEE

                               MIDCON TEXAS PIPELINE
                               OPERATOR, INC.

                               By:
                                   -----------------------------
                               Name:  David C. Yen
                               Title: Vice President & Treasurer

STATE OF CALIFORNIA        )
                           ) S.S.
COUNTY OF LOS ANGELES      )

         On January 30, 1998, before me, Sharon C. Fierro, the undersigned notary public, personally appeared David C. Yen, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the entities upon behalf of which he signed, executed the instrument.

         WITNESS my hand and official seal.


-------------------------------------
Notary Public in and for the State of
California

[Notarial Seal]

                           CONSENT AND ACKNOWLEDGMENT

         The undersigned Guarantor, by its signature hereto, acknowledges and agrees to the terms and conditions of that certain Amendment Number One to Intrastate Pipeline System Lease entered into by and between MidCon Texas Pipeline, L.P. (Lessor) and MidCon Texas Pipeline Operator, Inc. (Lessee) as of 11:59 p.m. Central Standard Time on January 31, 1998 (the "Amendment"). The undersigned acknowledges and reaffirms its obligations owing under the Guaranty and Agreement dated December 31, 1996 for the benefit of Lessor (defined in Paragraph 7 of the Amendment as the "MidCon Guaranty") and agrees that such Guaranty shall remain in full force and effect. Although the undersigned Guarantor has been informed by the Lessor of the matters set forth in the Amendment, and the undersigned has acknowledged and agreed to same, the undersigned understands and agrees that the Lessor has no duty to notify Guarantor or to seek Guarantor's acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transactions or amendments hereafter.

         Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Intrastate Pipeline System Lease as modified by the Amendment.

January 30, 1998

                                            MIDCON CORP.

                                            By:
                                                --------------------------------
                                            Name:   David C. Yen
                                            Title:  Vice President & Treasurer